EXHIBIT 99.1

Contact:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Jamie Tully/Delia Cannan (212) 687-8080

URS CORPORATION ANNOUNCES LAUNCH OF EXCHANGE OFFER
FOR UP TO $400 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS 3.850% SENIOR NOTES DUE 2017 AND UP TO $600 MILLION OF ITS 5.000% SENIOR NOTES DUE 2022

SAN FRANCISCO, CA – December 5, 2013 – URS Corporation (NYSE: URS) today announced that, effective December 5, 2013, it has launched an offer to exchange up to $400 million aggregate principal amount of its newly issued 3.850% Senior Notes due 2017 and up to $600 million aggregate principal amount of its newly issued 5.000% Senior Notes due 2022 (the “Exchange Notes”) for a like principal amount of any or all of its outstanding 3.850% Senior Notes due 2017 and its outstanding 5.000% Senior Notes due 2022 (the “Old Notes”).  The Exchange Notes have each been registered under the Securities Act of 1933, as amended.  The Old Notes were issued on March 15, 2012 without registration under the Securities Act.  The offer will expire at 11:59 PM EST on January 3, 2014 unless otherwise extended.  The Company does not currently plan to extend the exchange offer.

This press release is not an offer to exchange the Exchange Notes for the Old Notes, nor is it the solicitation of an offer to exchange, which the Company is making only through the exchange offer prospectus, dated as of December 5, 2013, and the related letter of transmittal.  There will not be any offer or sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Copies of the exchange offer prospectus and related documents may be obtained from U.S. Bank National Association, the exchange agent for the exchange offer, at the following address:

U.S. Bank National Association
c/o U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Ms. Paula Oswald
Telephone: 213-615-6043

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for federal, oil and gas, infrastructure, power, and industrial projects and programs.  Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (http://www.urs.com).

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward looking statements, including statements relating to the completion of the exchange offer.  The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties.  We caution that a variety of factors could cause the Company’s business and financial results to differ materially from those expressed or implied in the Company’s forward-looking statements.  These factors include, but are not limited to: declines in the economy or client spending; federal budget and sequestration issues; our reliance on government appropriations; our ability to make accurate estimates and assumptions; the impact of changes in laws and regulations; our leveraged position and the ability to service our debt; restrictive covenants in finance arrangements; and other factors discussed more fully in URS Corporation’s most recently filed periodic report, as well as in other reports filed from time to time with the Securities and Exchange Commission.  These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made.  The Company assumes no obligation to revise or update any forward-looking statements.

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